Securities and
Exchange Commission
Page 1
January 27, 1997

May 17,February XX
1999

Securities and
Exchange Commission 40
Fifth Street, N.W.
Washington, D. C.  20549

Ladies and Gentlemen:

                      Fidelity Funds
We have read the letter dated May 17,February xx, 1999 from Richard Silver, Treasurer of the Fidelity Funds, which will be filed in response to Sub-Item 77

K of Form NSAR and are in agreement with the

statements contained therein.

Yours very truly,